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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d)

                    OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported) December 10, 1998

                                   AMBI Inc.
                                   ---------
            (Exact Name of Registrant as Specified in its Charter)

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
         New York                           1-12106                         11-2653613
         --------                           -------                         ----------
(State or other jurisdiction of     (Commission File Number)     (I.R.S. Employer Identification Number)
incorporation or organization)
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4 Manhattanville Road, Purchase, New York                   10577
-----------------------------------------                   -----
(Address of Principal Executive Offices)                  (Zip Code)

Registrant's telephone number including Area Code:   (914) 701-4500
                                                     --------------
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Item 5.  Other Information

         On December 10, 1998, AMBI Inc. (the "Company") issued 1,500 shares of new Series E Preferred Stock in exchange for $1,500,000 face amount of the Company's outstanding Series C Preferred Stock. All remaining shares of Series C Preferred Stock were redeemed for $1,000,000 in cash and the issuance of 324,689 shares of the Company's Common Stock. The Company has also entered into an agreement with the holders of its Series D Preferred Stock to exchange all of the Series D Preferred Stock, which currently has a face value of $575,000, for 575 shares of the Company's new Series F Preferred Stock also with a face value of $575,000. The Series D Preferred Stock will be issued upon effectiveness of a registration statement for the underlying Common Stock. The Series C Preferred Stock was originally issued in October 1995 with an initial face value of $8,950,000 and the Series D Preferred Stock was originally issued in May 1997 with an initial face value of $4,500,000.

         Both the Series E and Series F Preferred Stock have a fixed conversion price of $1.25 per share in contrast to the variable conversion rates of the Series C and Series D Preferred Stock. The fixed conversion rate is subject to adjustment in certain circumstances. The Series E and Series F Preferred Stock bear dividends at a rate of 10% per annum payable in cash or, at the option of the Company, in shares of Common Stock. Both new series of Preferred Stock are subject to conversion at any time at the option of the holder and are subject to mandatory conversion after three years.

Item 7. Financial Statements and Exhibits

         (a)      Financial Statements of Business Acquired.

                  Not Applicable.

         (b)      Pro Forma Financial Information

                  Not Applicable.

         (c)      Exhibits

                  1. Exchange and Redemption Agreement dated as of November 24, 1998, by and among the Company and certain investors.

                  2. Certificate of Amendment of the Certificate of Incorporation of the Company creating Series E Convertible Preferred Stock.

                  3. Exchange Agreement dated as of November 24, 1998, by and among the Company and certain investors.

                  4. Certificate of Amendment of the Certificate of Incorporation of the Company creating Series F Convertible Preferred Stock.

                  5. Registration Rights Agreement dated as of November 24, 1998, by and among the Company and certain investors.

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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   AMBI Inc.

                                   By:   /s/ Fredric D. Price
                                      -------------------------
                                             Fredric D. Price
                                   President and Chief Executive Officer

Date:  December 11, 1998

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